UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

December 30, 2005

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23760	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement
In accordance with the American Eagle Outfitters, Inc. (the "Company") 2005 Stock Award and Incentive Plan, the Company entered into a Director Deferred Compensation Agreement (the "Agreement") with certain members of its Board of Directors (the "Board"), effective December 30, 2005. Directors who receive quarterly share retainers for serving on the Board and committees of the Board may elect to defer receipt of up to 100% of the shares payable under the retainers until the date of a distribution event as described in the Agreement. The following Directors have elected to defer their quarterly share retainers in accordance with the Agreement: Robert R. McMaster, Janice E. Page and Larry M. Wolf.

The form of the Director Deferred Compensation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure
On January 4, 2006, American Eagle Outfitters, Inc. (the "Company") issued a press release announcing, among other things, the Company's December 2005 sales. A copy of the press release is attached hereto as Exhibit 99.1.

The Company's Management issued a recorded sales commentary on January 4, 2006 to review the Company's sales results for the month ended December 31, 2005. Additionally, Management reiterated its fourth quarter 2005 earnings expectation in the commentary.  A copy of the sales commentary transcript is attached hereto as Exhibit 99.2.

ITEM 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
10.1	Form of Director Deferred Compensation Agreement
99.1	Press Release dated January 4, 2006 announcing December sales
99.2	December Sales Commentary Transcript dated January 4, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: January 5, 2006	By:	/s/ Dale E. Clifton
Dale E. Clifton
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Form of Director Deferred Compensation Agreement
99.1**	Press Release dated January 4, 2006 announcing December sales
99.2**	December Sales Commentary Transcript dated January 4, 2006

* Such Exhibit is being filed herewith pursuant to Item 1.01 of the Current Report on Form 8-K.
** Such Exhibit is being "furnished" (not filed) pursuant to Item 7.01 of the Current Report on Form 8-K.